Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

dated as of October 6, 2011

among

DRIVETIME AUTOMOTIVE GROUP, INC.,

DT ACCEPTANCE CORPORATION,

DRIVETIME OHIO COMPANY, LLC,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

12.625%

Senior Secured Notes due

2017

THIS THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), entered into as of October 6, 2011, among DRIVETIME AUTOMOTIVE GROUP, INC., a Delaware corporation (“DTAG”) and DT ACCEPTANCE CORPORATION, an Arizona corporation (“DTAC” and together with DTAG, the “Issuers”), DRIVETIME OHIO COMPANY, LLC, an Arizona limited liability company (the “Undersigned”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuers, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of June 4, 2010 (the “Indenture”), relating to the Issuers’ 12.625% Senior Secured Notes Due 2017 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuers agreed pursuant to the Indenture to cause any newly acquired or created Restricted Subsidiaries to provide Guarantees in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Third Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. The Undersigned, by its execution of this Third Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 11 thereof.

Section 3. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

Section 4. This Third Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Third Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Third Supplemental Indenture will henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

DRIVETIME AUTOMOTIVE GROUP, INC., as Issuer

By:	/s/ Raymond Fidel
Name:	Raymond Fidel
Title:	President and Chief Executive Officer

DT ACCEPTANCE CORPORATION, as Issuer

By:	/s/ Steven P. Johnson
Name:	Steven P. Johnson
Title:	President

DRIVETIME OHIO COMPANY, LLC, as Guarantor

By:	/s/ Jon D. Ehlinger
Name:	Jon D. Ehlinger
Title:	Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ Raymond Delli Colli
Name:	Raymond Delli Colli
Title:	Vice President